UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 9, 2016

Calmare Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 368-6044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 9, 2016, the Company held the annual meeting of stockholders for fiscal year ended December 31, 2015 (the “Meeting”). At the Meeting, the stockholders voted on the following four (4) proposals, described in detail in the Company’s Definitive Proxy Statement for the Meeting filed with the Securities and Exchange Commission on October 25, 2016. On October 7, 2016, the Record Date for determining which stockholders are entitled to vote, there were 28,787,831 shares of our common stock outstanding, 2,427 shares of Series A preferred stock issued and outstanding, and 375 shares of Series C convertible preferred stock, issued and outstanding. Each share of common stock and Series A preferred stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Each share of Series C preferred stock entitles the holder to 1,000 votes on matters submitted to a vote of our stockholders. The holders of 62.64% of the Company’s shares entitled to vote (18,032,203) submitted votes by proxy or in person at the Meeting, constituting a quorum.

Results of votes with respect to proposals submitted at that meeting are as follows:

Proposal 1: To elect our Board to hold office until our 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

The below is a list of the nominees:

.:

Nominee	For	Withheld
Peter Brennan	4,397,226	436,251
VADM Robert T. Conway	4,395,726	437,751
Rustin R. Howard	4,408,396	425,081
Conrad Mir	3,988,071	845,406
Carl D. O’Connell	4,393,976	439,501
LCDR Steven Roehrich	4,013,821	819,656
Stanley K. Yarbro, Ph. D.	4,146,453	687,024

All of the above nominees were elected by majority vote to serve on the Board of Directors until our 2017 annual meeting of shareholders.

Proposal 2: To ratify the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,025,228	725,732	281,243	N/A

The appointment of Mayer Hoffman McMann CPAs, the New York Practice of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm was ratified because there was a quorum and the votes cast “FOR” the proposal exceeded those cast against the proposal.

Proposal 3: To amend of Certificate of Incorporation to authorize a new series of preferred stock, designated as Series D Convertible Preferred Stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,359,335	1,465,137	9,005	N/A

A majority of the Company’s outstanding stockholders did not vote in favor of the Company amending its articles of incorporation with regard to creating a class of preferred stock. This proposal did not pass.

Proposal 4: To approve the adoption of the 2016 Stock Option Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,061,818	1,762,154	9,505	N/A

A majority of the Company’s outstanding stockholders did not vote in favor of the Company authorizing the adoption of the 2016 Stock Option Plan. This proposal did not pass.

Item 7.01	Regulation FD.

A Power Point presentation of information was used by the Company at the shareholder meeting held on November 9, 2016. A copy of the Power Point presentation is included herein as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under of this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In the Schedule 14A filed with the Securities and Exchange Commission on October 25, 2016 (“Schedule A”), the number of common shares shown as beneficially owned by Joseph M. Finley was incorrect. The Schedule A showed Mr. Finley beneficially owned 3,408,700 shares of common stock, which represented a percentage ownership of 11.6%. Mr. Finley beneficially owns 1,087,613 common shares and has the right to acquire an additional 185,714 common shares upon the exercise of stock warrants and 347,826 common shares upon conversion of $80,000 of convertible debt. Mr. Finley’s total amount beneficially owned is 1,621,153 common shares which represents a percent ownership of 5.5%.

There has been no change in Mr. Finley’s ownership position since February of 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Shareholder presentation, dated November 9, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calmare Therapeutics Incorporated

Date: November 21, 2016	By:	/s/ Conrad Mir
Name: Conrad Mir
Title: Chief Executive Officer